UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM 10

General Form for Registration of Securities of Small Business Issuers

Under Section 12(g) of the Securities Exchange Act of 1934

AMBG INC.
(Exact Name Of Company As Specified In Its Charter)

California
(State of Incorporation)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 301, New York, New York	10036
(Address of Principal Executive Offices)	(ZIP Code)

(212) 612-1400

Securities to be Registered Under Section 12(g) of the Act: Common Stock, No par value
(Title of Class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

i

Explanatory Note

This Amendment No.1 to Form 10-12G (the “Amendment”) amends the Form 10-12G of AMBG Inc. that was originally filed with the U.S. Securities and Exchange Commission on October 25, 2021.

The Amendment is being solely filed to amend Exhibit 23 on the Company’s Exhibit Index and had no impact, whatsoever, on the Company’s disclosures, financial statements, or footnotes. For the convenience of the reader, this Amendment sets forth the Original Filing, as amended, in its entirety; however, except as described above, this Amendment only modifies, amends, or update Exhibit 23 in the Exhibit Index. This Amendment does not modify, amend, or update any other disclosures or information presented in the Original Filing.

ii

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Business Description

AMBG INC. (“AMBG”, “we”, “us”) f/k/a Wordsmith Media, Inc. (“the Company”, “we”, “us”) was incorporated on September 15, 2005, in the State of California. The Company intended to become a brand-driven company specializing in historical and cultural media, operating a global content network throughout the U.S. and Europe for marketing, advertising, public relations, communications, television broadcasting, DVDs, books, e-books, enhanced e-books, and more traditional magazines. The Company ceased operations in late 2012.

The Company’s fiscal year is December 31

On May 22, 2019, the Superior Court of the State of California, County of Orange, issued a court order approving a motion brought by Custodian Ventures, LLC and, pursuant to California Corporations Code Section 709 (c), appointed David Lazar as the sole director of the Company. The court order further authorized Mr. Lazar, as the director of the Company, to take any and all legal action as a director of a California corporation under applicable California law.

On August 27, 2020, David Lazar sold his controlling interest in the Company for $100,000 to AMBC Enterprise, Inc. Subsequently the Company changed its name to AMBG Inc. At that time Mr. Lazar resigned as an officer and director, and Richard Ke became the Company’s, sole Director, Chief Executive Officer, CFO, and Secretary.

On October 29, 2020, Mr. Ke resigned from all of his positions and Peng Sun became the Company’s only employee, sole Director, Chief Executive Officer, CFO, and Secretary.

On November 8, 2020, the Company effected a 1 for 100 reverse split.

Our Principal Products And Services

The Company intended to become a brand-driven company specializing in historical and cultural media, operating a global content network throughout the U.S. and Europe for marketing, advertising, public relations, communications, television broadcasting, DVDs, books, e-books, enhanced e-books, and more traditional magazines. The Company ceased operations in late 2012.

The Company is a Blank Check Company

At present, the Company is a development stage company with minimal assets and no specific business plan or purpose. The Company’s business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, the Company is a “blank check company” and, as a result, any offerings of the Company’s securities under the Securities Act of 1933, (the “Securities Act”) must comply with Rule 419 promulgated by the Securities and Exchange Commission (the “SEC”) under the Act. The Company’s Common Stock is a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Securities Exchange Act. The Penny Stock rules require a broker-dealer, prior to a transaction in penny stocks not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each Penny Stock held in the customer’s account. Also, the Penny Stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the Penny Stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the Penny Stock rules. So long as the common stock of the Company is subject to the Penny Stock rules, it may be more difficult to sell the Company’s common stock.

We are a “Shell Company,” as defined in Rule 405 promulgated by the SEC under the Securities Act. A Shell Company has no or nominal operations and either: (i) no or nominal assets; or (ii) assets consisting primarily of cash or cash equivalents. As a Shell Company, we are restricted in our use of Registrations on Form S-8 under the Securities Act; the lack of availability of the use of Rule 144 by security holders; and the lack of liquidity in our stock.

Form S-8

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a Shell Company, it may use Form S-8 sixty calendar days, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company.

Unavailability of Rule 144 for Resale

Rule 144(i) “Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a Shell Company. We have identified our company as a Shell Company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a Shell Company and has filed all requisite periodic reports under the Exchange Act for twelve (12) months.

As a result of our classification as a Shell Company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a Shell Company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Our Common Stock is Not Traded

Our common stock is not traded on any national exchange and common stock is not quoted on the OTC Markets,

We will be deemed a blank check company under Rule 419 of the Securities Act

The provisions of Rule 419 apply to registration statements filed under the Securities Act by a blank check company, such as the Company. Rule 419 requires that a blank check company filing a registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. While we are not currently registering shares for an offering, we may do so in the future.

In addition, an issuer is required to file a post-effective amendment to a registration statement upon the execution of an agreement for an acquisition or merger. The rule provides procedures for the release of the offering funds, if any, in conjunction with the post-effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Forms 8-K to report for both the entry into a material definitive (non-ordinary course of business) agreement and the completion of the transaction. Rule 419 applies to both primary and resale or secondary offerings.

Within five (5) days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the Company must notify each investor whose shares are in escrow, if any. Each such investor then has no fewer than 20 and no greater than 45 business days to notify the Company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected to not remain an investor. As all investors are allotted this second opportunity to determine to remain an investor, acquisition agreements should be conditioned upon enough funds remaining in escrow to close the transaction.

Effecting a business combination

Prospective investors in the Company’s common stock will not have an opportunity to evaluate the specific merits or risks of any of the one or more business combinations that we may undertake A business combination may involve the acquisition of, or a merger with, a company which needs to raise substantial additional capital by means of being a publicly trading company, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control, and compliance with various Federal and State securities laws. A business combination may involve a company that may be financially unstable or in its early stages of development or growth.

The Company has not identified a target business or target industry

The Company’s effort in identifying a prospective target business will not be limited to a particular industry and the Company may ultimately acquire a business in any industry Management deems appropriate. To date, the Company has not selected any target business on which to concentrate our search for a business combination. While the Company intends to focus on target businesses in the United States, it is not limited to U.S. entities and may consummate a business combination with a target business outside of the United States. Accordingly, there is no basis for investors in the Company’s common stock to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early-stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries that experience rapid growth. In addition, although the Company’s Management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

Our Management anticipates that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community, who may present solicited or unsolicited proposals. Our Management may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation in connection with a business combination. In no event, however, will we pay Management any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination

Peng Sun, who is the only member of management beneficially owns 16,485,0000 shares or 86.76% of the issued and outstanding shares of common stock and will have broad flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our Management will consider, among other factors, the following:

●	financial condition and results of operation of the target company;

●	growth potential;

●	experience and skill of Management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	stage of development of the products, processes, or services;

●	degree of current or potential market acceptance of the products, processes, or services;

●	proprietary features and degree of intellectual property or other protection of the products, processes, or services;

●	regulatory environment of the industry; and

●	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our Management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as a review of financial and other information which will be made available to us.

We will endeavor to structure a business combination to achieve the most favorable tax treatment to us, the target business, and both companies’ stockholders. However, there can be no assurance that the Internal Revenue Service or applicable state tax authorities will necessarily agree with the tax treatment of any business combination we consummate.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred concerning the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us.

Probable lack of business diversification

While we may seek to effect business combinations with more than one target business, it is more probable that we will only have the ability to effect a single business combination, if at all. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations with entities operating in multiple industries or multiple areas of a single industry, we will probably lack the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

●	subject us to numerous economic, competitive, and regulatory developments, any, or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

●	result in our dependency upon the development or market acceptance of a single or a limited number of products, processes, or services.

Limited ability to evaluate the target business

We cannot assure you that our assessment of the target business’ Management will prove to be correct. In addition, we cannot assure you that future Management will have the necessary skills, qualifications, or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our director, if any, in the target business cannot presently be stated with any certainty.

While our director may remain associated in some capacity with us following a business combination, it is unlikely that he will devote his full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our director will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent Management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent Management.

Our auditors have expressed substantial doubt about our ability to continue as a going concern

Our audited financial statements for the years ended December 31, 2020, and 2019, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

Competition

In identifying, evaluating, and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations, either directly or through affiliates. Many if not virtually most of these competitors possess far greater financial, human, and other resources compared to our resources. While we believe that there are numerous potential target businesses that we may identify, our ability to compete in acquiring certain of the more desirable target businesses will be limited by our limited financial and human resources. Our inherent competitive limitations are expected by Management to give others an advantage in pursuing the acquisition of a target business that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a business combination. Our Management believes, however, that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately-held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical, and other resources than the initial competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Employees

Peng Sun, our Chief Executive Officer, is our sole executive officer. Mr. Sun is not obligated to devote any specific number of hours per week and intends to devote only as much time as he deems reasonably necessary to administer the Company’s affairs until a business combination is consummated. The amount of time he will devote in any period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination.

Conflicts of Interest

The Company’s Management is not required to commit its full time to the Company’s affairs. As a result, pursuing new business opportunities may require a longer period than if Management would devote full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, Management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such an event, Management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. If the Company’s Management has multiple business affiliations, our Management may have legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, Management will consider factors such as reporting status, availability of audited financial statements, current capitalization, and the laws of jurisdictions. If several business opportunities or operating entities approach Management with respect to a business combination, Management will consider the foregoing factors as well as the preferences of the Management of the operating company. However, Management will act in what it believes will be in the best interests of the shareholders of the Company. The Company shall not enter into a transaction with a target business that is affiliated with Management.

ITEM 1A. RISK FACTORS

Forward-Looking Statements

This amended registration statement on Form 10 contains forward-looking statements that are based on current expectations, estimates, forecasts, and projections about us, our future performance, the market in which we operate, our beliefs, and our Management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects”, “anticipates”, “targets”, “goals”, “projects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

Any investment in our shares of a common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this annual report before you decide to invest in our common stock. Each of the following risks may materially and adversely affect our business objective, plan of operation, and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you invested in our common stock. We provide the following cautionary discussion of risks, uncertainties, and possible inaccurate assumptions relevant to our business plan. In addition to other information included in this annual report, the following factors should be considered in evaluating the Company’s business and future prospects.

The company has a limited operating history and very limited resources.

Since AMBC Enterprise, Inc. managed by Peng Sun took over controlling interest in the Company, the Company’s operations have been limited to seeking a potential business combination and generating revenue which has not occurred since inception. Investors will have no basis upon which to evaluate the Company’s ability to achieve the Company’s business objective, which is to effect a merger, capital stock exchange, and/or acquire an operating business.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

As of September 30, 2021, we had $-0- in cash and cash equivalents and an accumulated deficit of $33,782,408. Our audited financial statements for the years ended December 31, 2020, and December 31, 2019, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

Since the Company has not yet selected a particular target industry or target business with which to complete a business combination, the Company is unable to ascertain the merits or risks associated with any particular business or industry.

Since the Company has not yet identified a particular industry or prospective target business, there is no basis for investors to evaluate the possible merits or risks of the target business which the Company may ultimately acquire. If the Company completes a business combination with a financially unstable company or an entity in its development stage, the Company may be affected by numerous risks inherent in the operations of those entities. Although the Company’s Management intends to evaluate the risks inherent in a particular industry or target business, the Company cannot assure you that it will properly ascertain or assess all of the significant risk factors. There can be no assurance that any prospective business combination will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

Unspecified and unascertainable risks

There is no basis for shareholders to evaluate the possible merits or risks of a potential business combination. To the extent that the Company effects a business combination with a financially unstable operating company or an entity that is in its early stage of development or growth, the Company will become subject to numerous risks. If the Company effects a business combination with an entity in a high-risk industry, the Company will become subject to the currently unascertainable risks of that industry. Although Management will endeavor to evaluate the risks inherent in a particular business or industry, there can be no assurance that Management will properly ascertain or assess all such risks that the Company perceived at the time of the consummation of a business combination.

The Company’s current sole officer and director will likely resign upon consummation of a business combination and the Company will have only limited ability to evaluate the Management of the target business.

The Company’s ability to successfully effect a business combination will be dependent upon the efforts of the Company’s Management. The future role of Management in the target business cannot presently be ascertained. Although it is possible that Management may remain associated with the target business following a business combination, it is likely that the Management of the target business will remain in place. Although the Company intends to closely scrutinize the management of a target business in connection with evaluating the desirability of effecting a business combination, the Company cannot assure you that the Company’s assessment of Management will prove to be correct.

Dependence on key personnel

The Company is dependent upon the continued services of Management. To the extent that his services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit qualified persons upon acceptable terms.

The Company’s sole officer and director may allocate his time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to consummate a business combination in a timely manner, if at all.

The Company’s sole officer and director, Mr. Peng Sun is not required to commit his full time to the Company’s affairs, which may result in a conflict of interest in allocating his time between the Company’s business and other businesses. The Company does not intend to have any full-time employees prior to the consummation of a business combination.

If Management’s other business affairs require him to devote more time to such affairs, it could limit his ability to devote time to the Company’s affairs and could have a negative impact on the Company’s ability to consummate a business combination. Furthermore, we do not have an employment agreement with Mr. Sun. For the period ended September 30, 2021, the Company had a loan payable of $22,906 to AMBC Enterprise, Inc. This loan is unsecured and noninterest bearing. . These management services provided by Mr. Sun the Company’s only employee, are to manage the day-to-day operations of the Company; and take the necessary actions to enable the Company to become a viable operating entity. The note bears no interest and is payable on demand.

The Company may be unable to obtain additional financing, if and when required, to complete a business combination or to fund the operations and growth of the business combination target, which could compel the Company to restructure a potential business combination transaction or to entirely abandon a particular business combination.

The Company has not yet identified any prospective target business. If we require funds for a particular business combination, because of the size of the business combination or otherwise, we will be required to seek additional financing, which may or may not be available on terms and conditions satisfactory to the Company, if at all. To the extent that additional financing proves to be unavailable when and if needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. The Company’s officer, director or stockholders are not required to provide any financing to us in connection with or after a business combination.

It is probable that the Company will only be able to enter into one business combination, which will cause us to be solely dependent on such a single business and a limited number of products or services.

It is probable that the Company will enter into a business combination with a single operating business. Accordingly, the prospects for the Company’s success may be:

●	solely dependent upon the performance of a single operating business, or

●	dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, the Company will not be able to diversify the Company’s operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry.

The Company has limited resources and there is significant competition for business combination opportunities. Therefore, the Company may not be able to enter into or consummate an attractive business combination.

The Company expects to encounter intense competition from other entities having a business objective similar to the Company’s, including venture capital funds, leveraged buyout funds, and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than the Company does, and the Company’s financial resources are limited when contrasted with those of many of these competitors. While the Company believes that there are numerous potential target businesses that it could acquire, the Company’s ability to compete in acquiring certain sizable target businesses will be limited by the Company’s limited financial resources and the fact that the Company will use its common stock to acquire an operating business. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

The Company may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel the Company to restructure a potential business transaction or abandon a particular business combination.

We may be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing proves to be unavailable, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act.

The Company has no revenues and is dependent upon the willingness of the Company’s Management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with the Company’s corporate existence, and expenses related to the Company’s business objective. The Company is not likely to generate any revenues until the consummation of a business combination, at the earliest. The Company believes that it will have available sufficient financial resources available from its Management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following a business combination.

We are dependent upon interim funding provided by Management or an affiliated party to pay professional fees and expenses. Our Management has provided funding, without a formal agreement, as has been required to pay for accounting fees and other administrative expenses of the Company.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing potential business combination candidates and preparing and filing Exchange Act reports for what may be an unlimited period of time will be paid by our sole officer and director, or an affiliated party notwithstanding the fact that there is no written agreement to pay such costs. Mr. Sun and/or an affiliated party have informally agreed to pay the Company’s expenses in the form of advances that are unsecured, non-interest bearing. The Company intends to repay these advances when it has the cash resources to do so. On September 30, 2021, the Company had a loan payable of $22,906 owed to AMBC Enterprise Inc. This loan is unsecured and noninterest bearing. The note bears no interest and is payable on demand. These management services provided by Mr. Sun, the Company’s only employee, are to manage the day-to-day operations of the Company; and take the necessary actions to enable the Company to become a viable operating entity.

Based on Mr. Sun’s commitment to fund our operations, we believe that we will be able to continue as a going concern until we conclude a business combination. During the next 12 months, we anticipate incurring costs related to:

●	filing of Exchange Act reports.

●	franchise fees, registered agent fees, legal fees, and accounting fees, and

●	investigating, analyzing, and consummating an acquisition or business combination.

We estimate that these costs will range from five to six thousand dollars per year and that we will be able to meet these costs as necessary through loans/advances from Management or affiliated parties until we enter into a business combination.

The Company’s sole officer is in a position to influence certain actions requiring stockholder vote.

The Company’s sole officer, Peng Sun beneficially owns 16,485,000 or 86.76% of the Company’s common stock. Management has no present intention to call for an annual meeting of stockholders to elect new directors prior to the consummation of a business combination. As a result, our current director will continue in office at least until the consummation of the business combination. If there is an annual meeting of stockholders for any reason, the Company’s Management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of Management’s significant equity interest. Accordingly, the Company’s Management will continue to exert substantial control at least until the consummation of a business combination.

Broad discretion of Management

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective business combination. As a result, investors will be entirely dependent on the broad discretion and judgment of Management in connection with the selection of a prospective business combination. There can be no assurance that determinations made by the Company’s Management will permit us to achieve the Company’s business objectives.

Reporting requirements may delay or preclude a business combination

Pursuant to the requirements of Section 13 of the Exchange Act, the Company is required to provide certain information about significant acquisitions and other material events. The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain the Company’s audited financial statements. As a reporting company under the Exchange Act, following any business combination, we will be required to file a report on Form 8-K, which report contains audited financial statements of the acquired entity. These audited financial statements must be filed with the SEC within 5 days following the closing of a business combination. While obtaining audited financial statements is typically the responsibility of the acquired company, a potential target company may be a non-reporting company with unaudited financial statements. The time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude the consummation of an otherwise desirable business combination. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because we are subject to the reporting requirements of the Exchange Act.

If the Company is deemed to be an investment company, the Company may be required to institute burdensome compliance requirements and the Company’s activities may be restricted, which may make it difficult for the Company to enter into a business combination.

●	restrictions on the nature of the Company’s investments; and

●	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements, and other rules and regulations.

The Company does not believe that its anticipated principal activities will subject it to the Investment Company Act of 1940.

The Company has no “Independent Director”, so actions taken and expenses incurred by our officer and director on behalf of the Company will generally not be subject to “Independent Review”.

Our sole director and officer, Peng Sun beneficially owns 16,485,000 or approximately 86.76% of the outstanding shares of our common stock and, although no compensation will be paid to him for services rendered prior to or in connection with a business combination, he may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of director, which consist of one directors who may seek reimbursement. If our director will not be deemed “independent,” he will generally not have the benefit of independent director examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although the Company believes that all actions taken by our director on the Company’s behalf will be in the Company’s best interests, the Company cannot assure the investor that this will be the case. If actions are taken, or expenses are incurred that are not in the Company’s best interests, it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

General Economic Risks.

The Company’s current and future business objectives and plan of operation are likely dependent, in large part, on the state of the general economy. Adverse changes in economic conditions may adversely affect the Company’s business objective and plan of operation. These conditions and other factors beyond the Company’s control include also, but are not limited to regulatory changes.

Risks Related to Our Common Stock

The Company’s shares of common stock do not trade on any exchange.

There can be no assurance that there will be a liquid trading market for the Company’s common stock following a business combination. In the event that a liquid trading market commences, there can be no assurance as to the market price of the Company’s shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Rule 144 Related Risks

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008. These Rule 144 amendments apply to securities acquired both before and after that date. Generally, under the Rule 144 amendments, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been an affiliate at the time of, or at any time during the three months preceding, a sale; (ii) we are subject to and are current in the Exchange Act periodic reporting requirements for at least 90 days before the sale; and (iii) if the sale occurs prior to satisfaction of a one-year holding period, provided current information is available at the time of sale.

Persons who have beneficially owned restricted shares for at least six months but who are affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three months only a number of securities that does not exceed the greater of either of the following: (i) 1% of the total number of securities of the same class then outstanding; or (ii) the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information, and notice provisions of Rule 144.

These Rule 144 related risks are subject to further restrictions in the event that the Exchange Act reporting company is deemed to be a Shell Company, such as the Company.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for the resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

Rule 145 Related Risk

Under the new amendments, affiliates of a target company who receive registered shares in a Rule 145 business combination transaction, and who do not become affiliates of the acquirer, will be able to immediately resell the securities received by them into the public markets without registration (except for affiliates of a shell company as discussed in the following section). However, those persons who are affiliates of the acquirer, and those who become affiliates of the acquirer after the acquisition, will still be subject to the Rule 144 resale conditions generally applicable to affiliates, including the adequate current public information requirement, volume limitations, manner-of-sale requirements for equity securities, and, if applicable, a Form 144 filing.

Application of Rule 145 to Shell Companies

Public resale of securities acquired by affiliates of acquirers and target companies in business combination transactions involving shell companies will continue to be subject to restrictions imposed by Rule 145. If the business combination transaction is not registered under the Securities Act, then the affiliates must look to Rule 144 to resell their securities (with the additional Rule 144 conditions applicable to shell company securities). If the business combination transaction is registered under the Securities Act, then affiliates of the acquirer and target company may resell the securities acquired in the transaction, subject to the following conditions:

●	The issuer must meet all of the conditions applicable to shell companies under Rule 144;

●	After 90 days from the date of the acquisition, the affiliates may resell their securities subject to Rule 144’s volume limitations, adequate current public information requirement, and manner-of-sale requirements;

●	After six months from the date of the acquisition, selling security-holders who are not affiliates of the acquirer may resell their securities subject only to the adequate current public information requirement of Rule 144; and

●	After one year from the date of the acquisition, selling security-holders who are not affiliates or the acquirer may resell their securities without restriction.

Application of Rule 419 to Shell Companies

The provisions of Rule 419 apply to registration statements filed under the Securities Act of 1933, by a blank check company. Rule 419 requires that a blank check company filing such registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger.

In addition, the Company is required to file a post-effective amendment to the registration statement upon the execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post-effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Forms 8-K to report for both the entry into a material non-ordinary course agreement and the completion of the transaction. Rule 419 applies to both primary and resale or secondary offerings.

Within five (5) days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the Company must notify each investor whose shares are in escrow. Each investor then has no fewer than 20 and no greater than 45 business days to notify the Company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected to not remain an investor. As all investors are allotted this second opportunity to determine to remain an investor, acquisition agreements should be conditioned upon enough funds remaining in escrow to close the transaction.

You May Not Be Entitled to Protections Normally Afforded to Investors of Bank Check Companies.

If the net proceeds of an offering under the Securities Act of 1933 is used to complete an initial business combination with a target business that has not been identified, and we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 18 months of the effective date of the initial registration statement, and restrict the use of interest earned on the funds held in the trust account.

Investors will then not be entitled to protections normally offered to investors in Rule 419 blank check offerings.

Dividends unlikely

The Company does not expect to pay dividends for the foreseeable future because it has no revenues or cash resources. The payment of dividends will be contingent upon the Company’s future revenues and earnings if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. The Company expects that future Management following a business combination will determine to retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

ITEM 2. FINANCIAL INFORMATION

Management’s Plan of Operation

The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Overview

The Company’s current business objective is to seek a business combination with an operating company. We intend to use the Company’s limited personnel and financial resources in connection with such activities. The Company will utilize its capital stock, debt, or a combination of capital stock and debt, in effecting a business combination. It may be expected that entering into a business combination will involve the issuance of restricted shares of capital stock. The issuance of additional shares of our capital stock:

●	may significantly reduce the equity interest of our stockholders;

●	will likely cause a change in control if a substantial number of our shares of capital stock are issued, and most likely will also result in the resignation or removal of our present officer and director; and

●	may adversely affect the prevailing market price for our common stock.

Similarly, if we issued debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants;

●	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

●	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results Of Operations During The Year Ended December 31, 2020, As Compared To The Year Ended December 31, 2019

Revenue

The Company has no revenue

Expenses

The Company had $33,259,138 in expenses for the year ended December 31, 2020, compared to $20,000 in expenses for the year ended December 31, 2019. The increase in expenses in the 2020 period compared to 2019 is attributable to $33,202,998 in stock-based compensation related to the issuance of preferred stock to the issuance of 14,000,000 shares to the Company’s former CEO.

Net Loss

Net loss for the period ended December 31, 2020, was $33,259,318 compared to $20,000 for the period ended December 31, 2019. The increase in the net loss is attributable to the stock-based compensation discussed above.

Results Of Operations During The Nine Months Ended September 30, 2021, As Compared To The Nine Months Ended September 30, 2020

Revenue

The Company has no revenue

Expenses

For the nine months ended September 30, 2021, we incurred operating expenses of $3,895. For the nine months ended September 30, 2019, we incurred operating expenses of $37,637. The decrease is due to limited activity in 2020 compared to the 2019 period.

Net Loss

For the nine months ended September 30, 2021, we had net loss of $3,895. For the nine months ended September 30, 2020, we incurred a net loss of $37,637. The decrease in net loss during the 2020 period is due to a reduction in activity in the 2020 period.

Liquidity

As of September 30, 2021, we had no cash on hand with current liabilities of $22,906. We have incurred an aggregate loss for the nine months ended September 30, 2021, of $3,895. Net cash used in operating activities for the nine months ended September 30, 2021, was $3,895.

To the extent that our capital resources are insufficient to meet current or planned operating requirements, we will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees, or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements for, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Off-Balance Sheet Arrangements

As of December 31, 2020, and 2019, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of December 31, 2020, and 2019, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the years ended December 31, 2020, and 2019, and are included elsewhere in this amended registration statement.

ITEM 3. DESCRIPTION OF PROPERTY

The Company’s corporate office is located at 1185 Avenue of the Americas, Suite 301, New York, New York 10036 which space is provided to us on a rent-free basis. The Company believes that the office facilities are sufficient for the foreseeable future and this arrangement will remain until we find a new business opportunity.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2021. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Peng Sun 1185 Avenue of the Americas, Suite 301 New York, New York 10036	16,485,000	86.76%

Director and Officer (1 person)	16,485,000	86.76%

(1)	Applicable percentage ownership is based on 19,000,169 shares of common stock outstanding as of September 30, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 30, 2021, are deemed to be beneficially owned by the person holding such securities to compute the percentage of ownership of such person, but are not treated as outstanding to compute the percentage ownership of any other person.

(2)	Peng Sun is the only officer, employee, and director of the Company. He has full voting and investment control of these shares.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of the member of our Board of Directors and our executive officers and the positions held by each.

Name	Age	Title
Peng Sun	45	Chief Executive Officer, Chief Financial Officer and Chairman

Peng Sun, 45 has been CEO and Chairman of the Company

Mr. Peng Sun is the founder of Qi Peng Industry, which commenced in 2000 as a marketplace for the trading of electronic commodities and later evolved to include other commodities. During the next decade, the company evolved into Taian Jincheng Enterprise Group, which continued to maintain a marketplace and expanded into commodities mining, investment insurance services, jade processing, and Internet technology, etc. In February of 2020, the company was restructured into Zimbabwe Africa China Mining Group. Mr. Sun held the position of Chief Executive Officer and President of The Board of Directors. The corporation’s major mining resources are located in Zimbabwe, and its assets consist of gold, diamond, and rare earth mineral mines. Recently Mr. Sun has been expanding his business into the blockchain and e-commerce industry. Mr. Sun has been recognized and awarded numerous titles in connection with his professional accomplishments.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Company’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Once the Company becomes subject to the Exchange Act of 1934, our office and director has informed us that he intends to file reports required to be filed under Section 16(a).

ITEM 6. EXECUTIVE COMPENSATION

No executive compensation was paid during the fiscal years ended December 31, 2020 and 2019. The Company had no employment agreement with any of its officers and directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

On September 30, 2021 the Company had a promissory note in amount of $22,906 from AMBC Enterprise, Inc. for services. The note bears no interest and is payable on demand. These management services provided by Mr. Sun the Company’s only employee, are to manage the day to day operations of the Company; and take the necessary actions to enable the Company to become a viable operating entity.

ITEM 8. LEGAL PROCEEDING

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock does not trade on any exchange

As of September 30, 2021, our shares of common stock were held by approximately  114 stockholders of record. The transfer agent of our common stock is Issuer Direct, Morrisville NC. 27560.

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available, therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements under which our common stock is authorized for issuance has been adopted during the fiscal years ended December 31, 2020 and 2019.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

None

The issuance was completed pursuant to Section 4(a)(2) of the Securities Act.

ITEM 11. DESCRIPTION OF COMPANY’S SECURITIES TO BE REGISTERED

The following statements relating to the capital stock set forth the material terms of the Company’s securities; however, reference is made to the more detailed provisions of our Certificate of Incorporation and by-laws, copies of which are filed herewith.

Common Stock

Our Certificate of Incorporation authorize the issuance of 500,000,000 shares of common stock, with no par value. Our holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from legally available funds. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to a business combination transaction, nor can there be any assurance that any dividends will be paid following any business combination.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.

ITEM 15. FINANCIAL STATEMENT AND EXHIBITS

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of AMBG INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AMBG INC. as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2020

Lakewood, CO

October 25, 2021

F-2

AMBG INC.

BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS
Current assets
Total Assets	$-	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities
Loan payable related party	19,011	20,000
Total liabilities	19,011	20,000

Commitments and contingencies	-	-

Shareholders’ Equity
Common stock, no par value 500,000,000 shares authorized; 19,000,169 and 2,468,128 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	515,907	499,375
Paid in capital	33,243,595	-
Accumulated deficit	(33,778,513)	(519,375)
Total Stockholders’ (Deficit)	(19,011)	(20,000)
Total Liabilities and Stockholders’ (Equity)	$-	$-

The accompanying notes are an integral part of these financial statements.

F-3

AMBG INC.

STATEMENTS OF OPERATIONS

	December 31,	December 31,
	2020	2019
Revenue	$-	$-

Operating Expenses:
Professional fees	26,474	20,000
General and administrative expense -related party	33,202,998	-
General and administrative expense	29,667	-
Total operating expenses	33,259,138	20,000
(Loss) from operations	(33,259,138)	(20,000)
Other income (expense)	-	-
Income (loss) before provision for income taxes	(33,259,138)	(20,000)
Provision for income taxes	-	-
Net (Loss)	$(33,259,138)	$(20,000)

Basic and diluted earnings(loss) per common share	$(5.94)	$(0.01)

Weighted average number of shares outstanding	5,603,563	2,468,128

The accompanying notes are an integral part of these financial statements.

F-4

AMBG INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

			Additional	Retained	Total
	Common Stock		Paid-in	Earnings	Stockholders’
	Shares	Value	Capital	(Deficit)	Equity
Balance, January 1, 2019	2,468,128	$499,375	$-	$(499,375)	$-

Net loss				(20,000)	(20,000)

Balance December 31, 2019	2,468,128	$499,375	$-	$(519,375)	$(20,000)

			Additional	Retained	Total
	Common Stock		Paid-in	Earnings	Stockholders’
	Shares	Value	Capital	(Deficit)	Equity
Balance, December 31, 2019	2,468,128	$499,375	$-	$(519,375)	$(20,000)

Net loss				(33,259,138)	(33,259,138)

Forgiveness of related party loans	2,510,000	2,510	5,212,670		5,215,180

Shares issued for related party compensation	14,000,000	14,000	27,986,000		28,000,000

Shares issued for services	22,041	22	44,925		44,947

Balance December 31, 2020	19,000,169	$515,907	$33,243,595	$(33,778,513)	$(19,011)

The accompanying notes are an integral part of the financial statements.

F-5

AMBG INC.

STATEMENTS OF  CASH FLOWS

	December 31,	December 31,
	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$(33,259,138)	$(20,000)
Stock- based compensation	33,202,998	-
Net cash provided by (used for) operating activities	(56,141)	(20,000)

Cash Flows From Financing Activities:
Proceeds from related party loans	56,141	20,000
Net cash provided by (used for) financing activities	56,141	20,000

Net Increase (Decrease) In Cash	-	-
Cash At The Beginning Of The Period	-	-
Cash At The End Of The Period	$-	$-

Non-cash investing and financing activities:	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

AMBG INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDED SEPTEMBER 30, 2020 and DECEMBER 31, 2019

Note 1 – Organization and basis of accounting

Business Description

AMBG INC. f/k/a Wordsmith Media, Inc. “the Company was incorporated on September 15, 2005 in the State of California. The Company intended to become a brand-driven company specializing in historical and cultural media, operating a global content network throughout the U.S. and Europe for marketing, advertising, public relations, communications, television broadcasting, DVDs, books, e-books, enhanced e-books, and more traditional magazines. The Company ceased operations in late 2012.

The Company’s fiscal year is December 31

On May 22, 2019, the Superior Court of the State of California, County of Orange, issued a court order approving a motion brought by Custodian Ventures, LLC and, pursuant to California Corporations Code Section 709 (c), appointed David Lazar as the director of the Company. The court order further authorized Mr. Lazar, as the director of the Company, to take any and all legal action as a director of a California corporation under applicable California law.

On August 27, 2020, David Lazar sold his controlling interest in the Company for $100,000 to AMBC Enterprises Inc. Subsequently the Company changed its name to AMBG Inc. At that time Mr. Lazar resigned as an officer and director, and Richard Ke became the Company’s, sole Director, Chief Executive Officer, CFO, and Secretary.

On October 29, 2020, Mr. Ke resigned from all of his positions and Peng Sun became the Company’s only employee, sole Director, Chief Executive Officer, CFO, and Secretary.

On November 8, 2020, the Company effected a 1 for 100 reverse split.

Note 2 – Summary of significant accounting policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the years ended December 31, 2019, and 2018, the financial statements include the accounts of the Company.

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Reverse Stock Split

On November 8, 2020, the Company effected a 1 for 100 stock split on its common stock. All references to common stock throughout this report have been retroactively adjusted to reflect the split unless stated otherwise. Before the split, 500,000,000 shares were outstanding.

After the split, 5,000,169 shares were outstanding. The difference of 169 shares was attributable to the rounding up of fractional shares

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation-Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to impairment of long-lived assets, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

F-7

Recent Accounting Pronouncements

In July 2018, the FASB issued accounting standard update (“ASU”) No. 2017-02, “Leases (Topic 842)”, (“ASU 2017-02”) and ASU 2018-10, “Leases (Topic 842)”, (“ASU 2018-10”), respectively. These ASU’s require that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2018. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in the period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. The Company currently leases no equipment or property, and therefore, the adoption on October 1, 2019, of the new standard does not affect the Company’s financial statements.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these unaudited financial statements. The Company has incurred significant operating losses since its inception. As of December 31, 2020, the Company had no cash on hand, a working capital deficiency of $19,011, and an accumulated deficit of $33,778,513

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. Currently, all of the Company’s funding is coming from AMBC Inc. (“AMBC”), a related party. There can be no assurance that AMBC will continue to provide funding, and currently, the Company has no other sources of financing. The Company may attempt to raise capital in the near future through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

Note 4 – Related party transaction

During the twelve months ended December 31, 2019, Custodian Ventures, LLC paid expenses on behalf of the Company totaling $20,000 for expenses such as registration, transfer agent, accounting, and legal fees. As of December 31, 2019, the Company had a loan payable remaining of $20,000 to Custodian Ventures, LLC. This loan was unsecured, non-interest bearing, and has no specific terms for repayment.

During the year ended December 31, 2020, Custodian Ventures, LLC paid expenses on behalf of the Company totaling $36,141 for expenses such as transfer agent, franchise tax, and legal fees. On August 26, 2020, the Company issued 2,510,000 (post-split) shares to Mr. Lazar. These shares were valued at $2.055 each or $5,158,050 and the expense was recorded as stock-based compensation, “general and administrative expense-related party” on the Company’s statement of operations. On August 27th, Mr. Lazar sold these shares to AMBC Enterprises, Inc. for $100,000. Concurrently Mr. Lazar forgave the amount due to him from the Company of $56,141 and resigned from all officer and director positions he held with the Company. After his resignation, Richard Ke was appointed as the Company’s new President, CEO, CFO, Chairman, Treasurer, and Secretary.

Subsequently on October 29, 2020, Mr. Ke resigned all of his positions and Peng Sun became the Company’s only employee, sole Director, Chief Executive Officer, CFO, and Secretary.

On November 2, 2020, Peng Sun was awarded 14,000,000 shares. These shares were valued at $2.00 each or $28,000,000 and the expense was recorded as stock-based compensation, “general and administrative expense-related party” on the Company’s statement of operations. As of December 31, 2020, the Company had a non-interest bearing demand loan due to AMBC for $19,011.

F-8

Note 5 – Common stock

The Company has 500,000,000 shares of common stock authorized.

On November 8, 2020, the Company effected a 1 for 100 stock split on its common stock. All references to common stock throughout this report have been retroactively adjusted to reflect the split unless stated otherwise. Prior to the split, there were 500,000,000 shares outstanding.

Subsequent to the split 5,000,169 shares were outstanding. The difference of 169 shares was attributable to the rounding up of fractional shares related to the stock split.

During the year ended December 31, 2019, the Company did not issue any shares. During 2020 the Company has issued the following shares:

2,510,000 shares to Company’s former Custodian in return for a reduction in $20,000 in advances he had made to the Company

21,872 shares to the Company’s transfer agent paid for services

14,000,000 shares to the Company’s new CEO in return for services.

As of December 31, 2020, and December 31, 2019, the Company had 19,000,169 and 2,468,128 shares of common stock with a $0 par value were outstanding.

Note 6 – Subsequent Events

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-9

AMBG INC.

 BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2021	2020

ASSETS
Current assets	$-	$-
Total Assets	$-	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities
Loan payable related party	22,906	19,011
Total liabilities	22,906	19,011

Commitments and contingencies	-	-

Shareholders’ Equity
Common stock, no par value 500,000,000 shares authorized; 19,000,169 and 2,468,128 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	515,907	515,907
Paid in capital	33,243,595	33,243,595
Accumulated deficit	(33,782,408)	(33,778,513)
Total Stockholders’ (Deficit)	(22,906)	(19,011)
Total Liabilities and Stockholders’ (Equity)	$-	$-

The accompanying notes are an integral part of these financial statements.

F-10

AMBG INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Revenue	$-	$-	$-	$-

Operating Expenses:
General and administrative expense	885	35,992	3,895	37,637
Total operating expenses	885	35,992	3,895	37,637
(Loss) from operations	(885)	(35,992)	(3,895)	(37,637)
Other income (expense)	-	-	-	-
Income (loss) before provision for income taxes	(885)	(35,992)	(3,895)	(37,637)
Provision for income taxes	-	-	-	-
Net (Loss)	$(885)	$(35,992)	$(3,895)	$(37,637)

Basic and diluted earnings(loss) per common share	$(0.00)	$(0.01)	$(0.00)	$(0.02)

Weighted average number of shares outstanding	19,000,169	2,468,128	19,000,169	2,468,128

The accompanying notes are an integral part of these financial statements.

F-11

AMBG INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

			Additional	Retained	Total
	Common Stock		Paid-in	Earnings	Stockholders’
	Shares	Value	Capital	(Deficit)	Equity
Balance, December 31, 2019	2,468,128	$499,375	$-	$(516,695)	$(17,320)

Net loss				(37,637)	(37,637)

Balance, September 30, 2020	2,468,128	$499,375		$(554,332)	$(54,957)

			Additional	Retained	Total
	Common Stock		Paid-in	Earnings	Stockholders’
	Shares	Value	Capital	(Deficit)	Equity
Balance, December 31, 2020	19,000,169	$515,907	$33,243,595	$(33,778,513)	$(19,011)

Net loss				(3,895)	(3,895)

Balance, September 30, 2021	19,000,169	$515,907	$33,243,595	$(33,782,408)	$(22,906)

The accompanying notes are an integral part of the financial statements.

F-12

AMBG INC.

STATEMENTS OF  CASH FLOWS

(unaudited)

	Nine months	Nine months
	ended	ended
	September	September
	2021	2020
Cash Flows From Operating Activities:
Net income (loss)	$(3,895)	$(37,637)
Net cash provided by (used for) operating activities	(3,895)	(37,637)

Cash Flows From Financing Activities:
Proceeds from related party loans	3,895	37,637
Net cash provided by (used for) financing activities	3,895	37,637

Net Increase (Decrease) In Cash	-	-
Cash At The Beginning Of The Period	-	-
Cash At The End Of The Period	$-	$-

Non-cash investing and financing activities:	$-	$-

  The accompanying notes are an integral part of these financial statements.

F-13

AMBG INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD ENDED SEPTEMBER 30, 2021 (UNAUDITED)

Note 1 – Organization and basis of accounting

Business Description

AMBG INC. f/k/a Wordsmith Media, Inc. “the Company was incorporated on September 15, 2005 in the State of California. The Company intended to become a brand-driven company specializing in historical and cultural media, operating a global content network throughout the U.S. and Europe for marketing, advertising, public relations, communications, television broadcasting, DVDs, books, e-books, enhanced e-books, and more traditional magazines. The Company ceased operations in late 2012.

The Company’s fiscal year is December 31

On May 22, 2019, the Superior Court of the State of California, County of Orange, issued a court order approving a motion brought by Custodian Ventures, LLC and, pursuant to California Corporations Code Section 709 (c), appointed David Lazar as the director of the Company. The court order further authorized Mr. Lazar, as the director of the Company, to take any and all legal action as a director of a California corporation under applicable California law.

On August 27, 2020, David Lazar sold his controlling interest in the Company for $100,000 to AMBC Enterprises Inc. Subsequently the Company changed its name to AMBG Inc. At that time Mr. Lazar resigned as an officer and director, and Richard Ke became the Company’s, sole Director, Chief Executive Officer, CFO, and Secretary.

On October 29, 2020, Mr. Ke resigned from all of his positions and Peng Sun became the Company’s only employee, sole Director, Chief Executive Officer, CFO, and Secretary.

On November 8, 2020, the Company effected a 1 for 100 reverse split.

Note 2 – Summary of significant accounting policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto on December 31, 2020 as presented in the Company’s Form 10.

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

F-14

Reverse Stock Split

On November 8, 2020, the Company effected a 1 for 100 stock split on its common stock. All references to common stock throughout this report have been retroactively adjusted to reflect the split unless stated otherwise. Before the split, 500,000,000 shares were outstanding.

After the split, 5,000,169 shares were outstanding. The difference of 169 shares was attributable to the rounding up of fractional shares

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation-Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Recent Accounting Pronouncements

In July 2018, the FASB issued accounting standard update (“ASU”) No. 2017-02, “Leases (Topic 842)”, (“ASU 2017-02”) and ASU 2018-10, “Leases (Topic 842)”, (“ASU 2018-10”), respectively. These ASU’s require that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2018. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in the period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. The Company currently leases no equipment or property, and therefore, the adoption on October 1, 2019, of the new standard does not affect the Company’s financial statements.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these unaudited financial statements. The Company has incurred significant operating losses since its inception. As of September 30, 2021 the Company had no cash on hand, a working capital deficiency of $22,906 and negative retained earnings of $33,782,408.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. Currently, all of the Company’s funding is coming from AMBC Enterprise Inc. (“AMBC”), a related party. There can be no assurance that AMBC will continue to provide funding, and currently, the Company has no other sources of financing. The Company may attempt to raise capital in the near future through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

Note 4 – Related party transactions

During the year ended December 31, 2020, Custodian Ventures, LLC paid expenses on behalf of the Company totaling $36,141 for expenses such as transfer agent, franchise tax, and legal fees. On August 26, 2020, the Company issued 2,510,000 (post-split) shares to Mr. Lazar. These shares were valued at $2.055 each or $5,158,050 and the expense was recorded as stock-based compensation, “general and administrative expense-related party” on the Company’s statement of operations. On August 27th, Mr. Lazar sold these shares to AMBC Enterprises, Inc. for $100,000. Concurrently Mr. Lazar forgave the amount due to him from the Company of $56,141 and resigned from all officer and director positions he held with the Company. After his resignation, Richard Ke was appointed as the Company’s new President, CEO, CFO, Chairman, Treasurer, and Secretary.

F-15

Subsequently on October 29, 2020, Mr. Ke resigned all of his positions and Peng Sun became the Company’s only employee, sole Director, Chief Executive Officer, CFO, and Secretary.

On November 2, 2020, Peng Sun was awarded 14,000,000 shares. These shares were valued at $2.00 each or $28,000,000 and the expense was recorded as stock-based compensation, “general and administrative expense-related party” on the Company’s statement of operations.

As of September 30, 2021, the Company had a non-interest bearing demand loan due to AMBC Enterprises, Inc. for $22,906.

Note 5 – Common stock

The Company has 500,000,000 shares of common stock authorized.

On November 8, 2020, the Company effected a 1 for 100 stock split on its common stock. All references to common stock throughout this report have been retroactively adjusted to reflect the split unless stated otherwise. Prior to the split, there were 500,000,000 shares outstanding.

Subsequent to the split 5,000,169 shares were outstanding. The difference of 169 shares was attributable to the rounding up of fractional shares related to the stock split.

During 2020 the Company has issued the following shares:

2,510,000 shares to Company’s former Custodian in return for a reduction in $20,000 in advances he had made to the Company

21,872 shares to the Company’s transfer agent paid for services

14,000,000 shares to the Company’s new CEO in return for services.

No shares have been issued in 2021

As of September 30, 2021 and December 31, 2020, the Company had 19,000,169 and 2,468,128 shares of common stock with a $0 par value were outstanding.

Note 6 – Subsequent Events

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-16

Exhibit No.	Description

3.1	Articles of Incorporation
3.2	Demand Promissory Note Payable to AMBC, Inc
22	Stock Purchase Agreement
23	Certificate of Amendment of Articles of Incorporation
24	Consent of Independent Auditor

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 29, 2021

AMBG Inc.

By:	/s/ Peng Sun
Peng Sun, CEO